Exhibit 99.4

Revised unaudited pro forma combined financial statements of
ARI Network Services, Inc. and Channel Blade Technologies Corporation

The following revised unaudited pro forma financial information relates to the Company's April 27, 2009 acquisition of substantially all of the assets of Channel Blade Technologies Corporation (“Channel Blade”).  Consideration for the acquisition included (1) $500,000 in cash, (2) 615,385 shares of the Company’s common stock, and (3) a seven-year promissory note in the aggregate principal amount of $5,000,000, subject to certain offsets and adjustments. The pro forma amounts have been prepared based on certain purchase accounting and other pro forma adjustments (as described in the accompanying notes) to the historical financial statements of the Company and Channel Blade.

The Company’s historical financial position at April 30, 2009 includes the estimated preliminary purchase price allocation of the April 27, 2009 acquisition of Channel Blade.  The unaudited pro forma balance sheet at April 30, 2009 reflects the historical financial position of the Company at April 30, 2009, with pro forma adjustments to reflect the historical financial position of Channel Blade at April 27, 2009 and adjust for the actual purchase price allocation.  The revised unaudited pro forma statement of operations for the period from August 1, 2008 to April 30, 2009 reflects the historical results of both companies with pro forma adjustments as if the acquisition had occurred on August 1, 2008. The revised unaudited pro forma  statement of operations for the year ended July 31 2008 reflects the historical results of operations of the Company for the twelve months ended July, 31, 2008 and Channel Blade for the twelve months ended July 31, 2008, with pro forma adjustments as if the acquisition had occurred on August 1, 2007.  The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the acquisition, (b) factually supportable, and (c) in the case of certain statement of operations adjustments, expected to have a continuing impact.

The revised unaudited pro forma  financial statements should be read in connection with the Company's and Channel Blade's historical financial statements and related footnotes.

The revised unaudited pro forma financial information presented is for information purposes only and does not purport to represent what the Company's and Channel Blade's financial position or results of operations as of the dates presented would have been had the acquisition in fact occurred on such date or at the beginning of the period indicated or to project the Company's and Channel Blade's  financial position or results of operations for any future date or period.

ARI Network Services, Inc.
Unaudited Pro Forma Balance Sheet
(In thousands, except  share and per share data)

ASSETS	ARI as of 4/30/09	Note (a) Pro Forma Adjustments	Pro Forma as of 4/30/09
Current Assets:
Cash and cash equivalents	$1,083	$-	$1,083
Trade receivables, less allowance for doubtful accounts	1,644	(169)	1,475
Work in Process	161	(2)	159
Prepaid expenses and other	447	(2)	445
Deferred income taxes	-	-	-
Total Current Assets	3,335	(173)	3,162

Equipment and leasehold improvements (net)	2,018	(222)	1,796
Deferred income taxes	2,509	-	2,509
Intangibles and other assets	1,274	2,712	3,986
Goodwill	7,115	(1,822)	5,293
Capitalized software product costs (net)	1,485	918	2,403
Total Long Term Assets	14,401	1,586	15,987
Total Assets	$17,736	$1,413	$19,149

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current borrowings on line of credit	$500	$-	$500
Current portion of notes payable	376	-	376
Accounts payable	314	81	395
Deferred revenue	4,796	1,231	6,027
Accrued payroll and related liabilities	1,100	95	1,195
Accrued sales, use and income taxes	44	-	44
Other accrued liabilities	1,010	6	1,016
Current portion of captial lease obligations	95	-	95
Total Current Liabilities	8,235	1,413	9,648

Long term liabilities:
Notes payable (net of discount)	5,000	-	5,000
Long term payroll related	77	-	77
Capital lease obligations	167	-	167
Total Long Term Liabilities	5,244	-	5,244

Commitments and contingencies	-	-	-

Shareholders' equity (deficit):
Cumulative preferred stock, par value $.001 per share, 1,000,000 shares authorized; 0 shares issued and outstanding
Junior preferred stock, par value $.001 per share, 100,000shares authorized; 0 shares issued and outstanding	-	-	-
Common stock, par value $.001 per share, 25,000,000 shares authorized; 7,693,510 and 8,308,895 shares issued and outstanding at April 30, 2009 on a historical and pro forma basis, respectively	7	-	7
Common stock warrants and options	748	-	748
Additional paid-in-capital	95,681	-	95,681
Accumulated deficit	(92,170)	-	(92,170)
Other accumulated comprehensive income	(9)	-	(9)
Total Shareholders' Equity	4,257	-	4,257
Total Liabilities and Shareholders' Equity	$17,736	$1,413	$19,149

ARI Network Services, Inc.
Unaudited Pro Forma Statements of Operations
for the twelve months ended July 31, 2008
(In thousands, except per share data)

	ARI	Channel Blade Technologies	Pro Forma Adjustments	Note	Pro Forma

Revenue	$16,917	$4,526	$-		$21,443
Cost of products and services sold	2,871	913	224	(b)	4,008
Gross Margin	14,046	3,613	(224)		17,435
Operating expenses:
Depreciation and amortization (exclusive of amortization of software products included in cost of products and services sold)	727	125	427	(c)	1,279
Customer operations and support	970	-	-		970
Selling, general and administrative	9,163	3,810	-		12,973
Software development and technical support	1,836	1,542	-		3,378
Restructuring	529	-	-		529
Net operating expenses	13,225	5,477	427		19,129
Operating income	821	(1,864)	(651)		(1,694)
Other income (expense)
Interest expense	(99)	(603)	103	(d)	(599)
Other, net	71	(1)	-		70
Total other expense	(28)	(604)	103		(529)
Income before provision for income taxes	793	(2,468)	(548)		(2,223)
Income tax benefit (provision)	590	-	-	(e)	590
Net income (loss)	$1,383	$(2,468)	$(548)		$(1,633)

Average common shares outstanding:
Basic	6,678		615	(f)	7,293
Diluted	6,903		390	(f)	7,293
Basic and diluted net income (loss) per share:
Basic	$0.21				$(0.22)
Diluted	$0.20				$(0.22)

ARI Network Services, Inc.
Unaudited Pro Forma Statements of Operations
for the nine months ended April 30, 2009
(In thousands, except per share data)

	ARI	Channel Blade Technologies	Pro Forma Adjustments	Note	Pro Forma

Revenue	$12,290	$3,438	$-		$15,728
Cost of products and services sold	2,229	516	168	(b)	2,913
Gross Margin	10,061	2,922	(168)		12,815
Operating expenses:
Depreciation and amortization (exclusive of amortization of software products included in cost of products and services sold)	691	101	320	(c)	1,112
Customer operations and support	838	-	-		838
Selling, general and administrative	6,627	2,473	-		9,100
Software development and technical support	1,033	893	-		1,926
Net operating expenses	9,189	3,467	320		12,976
Operating income	872	(545)	(488)		(161)
Other expense
Interest expense	(76)	(323)	(202)	(d)	(601)
Other, net	(12)	-	-		(12)
Total other expense	(88)	(323)	(202)		(613)
Income before provision for income taxes	784	(868)	(690)		(774)
Income tax provision	(246)	-	-	(e)	(246)
Net income (loss)	$538	$(868)	$(690)		$(1,020)

Average common shares outstanding:
Basic	7,040		577	(f)	7,617
Diluted	7,056		561	(f)	7,617
Basic and diluted net income (loss) per share:
Basic	$0.08				$(0.13)
Diluted	$0.08				$(0.13)

ARI Network Services Inc.
Notes to Unaudited Pro Forma  Financial Statements

a.) This column represents adjustments for the purchase price allocation to the historical data reflected in the previous column.  Such adjustments were primarily based on the audited results of Channel Blade and an independent valuation of the intangible assets.  The unaudited pro forma combined financial statements attached as an exhibit to Amendment 1 to the Company’s Current Report on Form 8-K filed on July 13, 2009, which were based on a preliminary purchase price allocation, have been revised pursuant to an independent valuation and a final negotiated working capital adjustment as follows:

	Amendment 1 filed 7/13/09	Amendment 2 Final
Accounts receivable	$253,000	$253,000
Prepaid expenses and other	112,000	17,000
Equipment and leasehold improvements	613,000	613,000
Intangibles and other assets	617,000	2,712,000
Goodwill	5,329,000	3,098,000
Capitalized software product costs	539,000	918,000
Accounts payable	(94,000)	(242,000)
Deferred revenue	(1,311,000)	(1,311,000)
Accrued payroll and related liabilities	(95,000)	(95,000)
Total Purchase Price Allocation	$5,963,000	$5,963,000

b.)
To record the increase in amortization costs related to the increase in capitalized software costs amortized over four years of approximately $224,000 in fiscal 2008 and $168,000 in fiscal 2009, previously reported at $150,000 and $110,000, respectively.

c.)
To record the increase in amortization of intangibles related to capitalized non-compete agreements, trademarks and customer lists amortized over two, five and eight years, respectively, of approximately $427,000 in fiscal 2008 and $320,000 in fiscal 2009, previously reported at $124,000 and $90,000, respectively.

d.)
To eliminate accrued interest expense of $603,000 in fiscal 2008 and $323,000 in fiscal 2009 on the Channel Blade debt that was not acquired and record interest expense on the new notes payable at an effective interest rate of 10.0% or $500,000 in fiscal 2008 and 14.0% or $525,000 in fiscal 2009. These amounts were not affected by the final purchase price allocation.

e.)
There was no adjustment for income taxes because the effects of the Channel Blade acquisition were included in the adjustment to deferred tax assets in the financial statements of ARI at April 30, 2009.

f.)
The weighted average number of shares of Common Stock outstanding are adjusted for the the issuance of 615,385 shares of ARI Common Stock for the acquisition of Channel Blade, less the 4 days these shares were included in ARI’s financial statements for the period ended April 30, 2009 and as further adjusted for the anti-dilutive effect of these shares due to the combined pro forma loss.